Exhibit 4.3

NUMBER SHARES	CERTIFICATE NUMBER
SEE REVERSE FOR
CERTAIN DEFINITIONS
CUSIP [●]
SPECIMEN COMMON SHARE CERTIFICATE
DEVVSTREAM CORP.
INCORPORATED UNDER THE BUSINESS CORPORATIONS ACT (ALBERTA)
This Certifies that ___________________________is the registered holder of _______________
FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF DEVVSTREAM CORP. (THE “COMPANY”) transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
In witness whereof the Company has caused this certificate to be signed by the facsimile signatures of its duly authorized officers.
Dated:

Chief Executive Officer		Chief Financial Officer

Transfer Agent

Alberta

Devvstream Corp.
The Class of shares represented by this certificate has rights, privileges, restrictions or conditions attached to it. The Company will furnish without charge to each shareholder who so requests a full copy of the text of the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series insofar as they have been fixed by the directors, and the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	Custodian

				(Cust)	(Minor)
TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common
(State)
Additional abbreviations may also be used though not in the above list.
For value received, ________________________ hereby sells, assigns and transfers unto
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))
(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING POSTAL CODE, OF ASSIGNEE(S))
Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.
Dated

Shareholder

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed: By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).